UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

ASPIRE BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23150 Fashion Drive, Suite 230 Estero, Florida	33928
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 987-3002

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 10, 2026, at the Special Meeting of Stockholders (the “Meeting”) of Aspire Biopharma Holdings, Inc. (the “Company”), the Company’s stockholders constituting a quorum voted on, and approved, the matters described below.

1.	To approve one or more amendments to our Charter to effect (a) one or more reverse splits of the Company’s issued and outstanding shares of capital stock at a ratio of 1-for-5 to 1-for-500, in the aggregate, with the exact ratio within such range to be determined by the Board of Directors of the Company at its discretion (the “Reverse Split”), and (b) the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders, each subject to the Board’s authority to abandon such amendments (the “Reverse Stock Split Proposal”). The number of shares that voted for, against, and withheld from voting for this Reverse Stock Split Proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

2,096,356	582,185	12,852	0

2.	To authorize, for purposes of complying with Nasdaq listing rule 5635(d), (i) the issuance of the shares of common stock of the Company issuable upon conversion of the Series A Convertible Preferred Stock (the “Conversion Shares”), including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on February 6, 2026, and (ii) the floor price (the “Floor Price”) at which the Series A Preferred Stock may be converted, equal to 20% of the Minimum Price (as such term is defined by the rules and regulations of the Nasdaq Stock Market LLC, Rule 5635(d)(1)(A) (the “Series A Preferred Issuance Proposal”). The number of shares that voted for, against, and withheld from voting for this Series A Preferred Issuance Proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

1,466,141	203,756	8,652	1,012,844

3.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 19.99% or more of our issued and outstanding common stock pursuant to that certain Purchase Agreement (the “ELOC Agreement”) between the Company and Arena Business Solutions Global SPC II, Ltd., dated November 11, 2025 (the “ELOC Issuance Proposal”. The number of shares that voted for, against, and withheld from voting for this ELOC Issuance Proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

1,469,985	203,926	4,638	1,012,844

4.	To approve an amendment to the articles of incorporation to increase the authorized shares of common stock from 490,000,000 shares to 700,000,000 shares (the “Authorized Common Stock Increase Proposal”). The number of shares that voted for, against, and withheld from voting for this Authorized Common Stock Increase Proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

1,925,368	524,501	7,403	234,122

5.	To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, Series A Preferred Issuance Proposal, the ELOC Issuance Proposal and the Authorized Common Stock Increase Proposal, if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal, Series A Preferred Issuance Proposal, the ELOC Issuance Proposal and the Authorized Common Stock Increase Proposal (the “Adjournment Proposal”). The number of shares that voted for, against, and withheld from voting for this Adjournment Proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

1,893,737	551,855	11,679	234,122

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRE BIOPHARMA HOLDINGS, INC.

Dated: April 16, 2026	By:	/s/ Kraig Higginson
Kraig Higginson
Chief Executive Officer